EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 4 to the Registration Statement on Form S-3 (No. 333-112323) and related Prospectus of Sequenom, Inc. and to the incorporation by reference therein of our report dated February 26, 2004, with respect to the consolidated financial statements and schedule of Sequenom, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

San Diego, California

June 10, 2004